Exhibit (e)

                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement No. 333-123605 of Landeskreditbank Baden-Wurttemberg - Forderbank (filed under Schedule B) of our report dated March 3, 2006 relating to the financial statements of Landeskreditbank Baden-Wurttemberg, which appear in this Form 18-K.

July 26, 2006

                                       PricewaterhouseCoopers Aktiengesellschaft
                                       Wirtschaftsprufungsgesellschaft


By:    /s/  Breisch                    By:    /s/ ppa Dr. Russ
    -----------------------------          ---------------------------------
    Breisch                                ppa. Dr. Russ
    Wirtschaftsprufer                      Wirtschaftsprufer
    (German Independent Auditor)           (German Independent Auditor)